RUSSELL INVESTMENT COMPANY

AMENDMENT TO SECOND AMENDED AND RESTATED

MASTER TRUST AGREEMENT

Regarding Designation of Sub-Trusts

AMENDMENT NO. 31 to the Second Amended and Restated Master Trust Agreement dated October 1, 2008 (referred to herein as the “Agreement”), done this 1st day of March, 2017, by the Trustees under such Agreement.

WITNESSETH:

WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate Sub-Trusts and classes thereof; and

WHEREAS, Section 4.1 of the Agreement provides that the Trustees may act for such purpose without shareholder approval;

NOW, THEREFORE, the Trustees hereby redesignate the following Sub-Trusts as set forth herein.

Section 4.2 Redesignation of Sub-Trusts

Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further Sub-Trusts, and without affecting rights and preferences of the existing Sub-Trusts, the Trustees hereby redesignate the Sub-Trusts listed below as follows:

Current Name	New Name
Russell U.S. Core Equity Fund	U.S. Core Equity Fund
Russell U.S. Defensive Equity Fund	U.S. Defensive Equity Fund
Russell U.S. Dynamic Equity Fund	U.S. Dynamic Equity Fund
Russell U.S. Small Cap Equity Fund	U.S. Small Cap Equity Fund
Russell U.S. Mid Cap Equity Fund	U.S. Mid Cap Equity Fund
Russell U.S. Large Cap Equity Fund	U.S. Large Cap Equity Fund
Russell U.S. Strategic Equity Fund	U.S. Strategic Equity Fund
Russell International Developed Markets Fund	International Developed Markets Fund
Russell Global Equity Fund	Global Equity Fund
Russell Emerging Markets Fund	Emerging Markets Fund
Russell Tax-Managed U.S. Large Cap Fund	Tax-Managed U.S. Large Cap Fund
Russell Tax-Managed U.S. Mid & Small Cap Fund	Tax-Managed U.S. Mid & Small Cap Fund
Russell Tax-Managed International Equity Fund	Tax-Managed International Equity Fund
Russell Global Opportunistic Credit Fund	Global Opportunistic Credit Fund
Russell Strategic Bond Fund	Strategic Bond Fund
Russell Investment Grade Bond Fund	Investment Grade Bond Fund

Russell Short Duration Bond Fund	Short Duration Bond Fund
Russell Multi-Strategy Income Fund	Multi-Strategy Income Fund
Russell Tax Exempt Bond Fund	Tax-Exempt Bond Fund
Russell Tax Exempt High Yield Bond Fund	Tax-Exempt High Yield Bond Fund
Russell Global Real Estate Securities Fund	Global Real Estate Securities Fund
Russell Commodity Strategies Fund	Commodity Strategies Fund
Russell Global Infrastructure Fund	Global Infrastructure Fund
Russell Strategic Call Overwriting Fund	Strategic Call Overwriting Fund

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

Thaddas L. Alston	Katherine W. Krysty

Kristianne Blake	Raymond P. Tennison

Cheryl Burgermeister	Jack R. Thompson

Daniel P. Connealy